EXHIBIT 99.1
D&E COMMUNICATIONS, INC.	PRESS RELEASE
FOR IMMEDIATE RELEASE	CONTACT:
September 13, 2006	W. Garth Sprecher Sr. Vice President and Corporate Secretary (717) 738-8304

D&E COMMUNICATIONS, INC. ANNOUNCES AGREEMENT

TO SELL ITS VOICE SYSTEMS BUSINESS

EPHRATA, PA -- D&E Communications, Inc. (Nasdaq: DECC), a leading regional broadband integrated communications provider, announced that it has entered into an Asset Purchase Agreement with eCommunications Systems Corporation (eComm).  Under the Agreement, D&E will sell to eComm the assets of its commercial voice equipment and service operations in its Systems Integration segment, which D&E refers to as its "Voice Systems Business.”

The Voice Systems Business generally consists of D&E’s voice telephone equipment business, but does not include the data, professional and managed services operations of D&E’s Systems Integration segment. The purchase price is $2,750,000 and includes $250,000 in cash payable on the closing date and the receipt of a $2,500,000 secured promissory note issued by eComm.  D&E will also receive a 10% equity ownership interest in eComm.

Jim Morozzi, D&E's President and CEO, stated, "While the Voice Systems Business complements eComm’s core business, it is no longer a strategic part of D&E’s core business.  In our Systems Integration segment, we have put more focus on data, professional and managed services which provide recurring revenues. D&E’s portfolio of managed services is a valuable solution for monitoring a customer’s computer network applications and equipment and in performing comprehensive security assessments and mitigation. Managed services fills the needs of D&E’s customers by allowing them to improve reliability, provide higher levels of service and save money through efficient device management and proactive planning.”

Morozzi continued, “eComm is a company who will provide our customers with the same high level of service that they’ve become accustomed to from D&E.  They’re also a company you can trust and one that will work very hard with D&E to make this transition as seamless as possible."

As part of the sale, eComm will become an authorized representative of D&E for the sale of voice telephone equipment and services to D&E’s business customers.  Conversely, eComm will refer its clients to D&E for their telecommunications service needs including local, long distance, Internet access, data circuits and professional and managed services.

Gary S. Ritacco, eComm's President, stated, "We are pleased to have entered into this agreement with D&E for the purchase of the D&E Voice Systems Business.  The Voice Systems Business  expands our existing business well and strengthens our offering in the commercial voice area.  We look forward to working with D&E for the future development of both of our businesses."

The sale is subject to the approval of both parties’ lenders and other customary closing conditions and is expected to close prior to the end of the year.

About D&E Communications

D&E is an integrated communications provider offering high-speed data, Internet access, local and long distance telephone, voice and data networking, network management and security, and video services.  Based in Lancaster County, D&E has been serving communities in central Pennsylvania for more than 100 years.  For more information, visit www.decommunications.com.

About eComm

eComm is a single point of contact, full-service provider of converged voice and data business communications systems for business, related networking applications, presence management, collaboration and messaging applications.  eComm has sales and service facilities in Lancaster and Malvern, Pennsylvania.  For more information, visit www.askecomm.com.

This press release contains forward-looking statements.  These forward-looking statements are based upon the current beliefs and expectations of D&E’s management concerning the development of our business, are not guarantees of future performance, and involve a number of risks, uncertainties, and other important factors that could cause actual developments and results to differ materially from our expectations.  These include factors that we have indicated could adversely affect our business and financial performance contained in our past and future filings and reports, including those filed with the United States Securities and Exchange Commission. D&E undertakes no obligation to revise or update its forward-looking statements whether as a result of new information, future events, or otherwise.

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